Project Jefferson November 7, 2007 Presentation to the Independent Committee of the Board of Directors STRICTLY CONFIDENTIAL Exhibit (c)(3)

Disclaimer
The accompanying material was compiled on a confidential basis for use solely by the Independent Committee of the Board of
Directors of Jefferson (the “Committee”) in evaluating the proposed transaction described therein.  This material is not intended to provide the sole basis for evaluating the transaction, does not purport to contain all information that may be required and should not be considered a recommendation with respect to the transaction.  This material was prepared for a specific use by specific persons and was not prepared with a view to public disclosure or to conform with any disclosure standards under securities laws or otherwise.
Nothing contained in the accompanying material is, or shall be relied upon as, a promise or representation as to the past, the present or the future.  UBS Securities LLC (“UBS”) undertakes no obligation to update or revise the accompanying material.
It should be understood that any estimates, valuations and/or projections contained in the accompanying material were prepared or derived from information supplied by Jefferson and public sources without the assumption by UBS of responsibility for any independent verification thereof. Accordingly, neither UBS nor any of its officers, directors, employees, affiliates, advisors, agents or representatives warrants the accuracy or completeness of any such information, including without limitation, the accuracy or achievability of any such estimates, valuations, and/or projections.  Actual results may vary from such estimates, valuations and/or projections and such variations may be material.  This material must not be copied, reproduced, distributed or passed to others at any time without the prior written consent of UBS.

Project Jefferson: Catterton Final Offer
Based on the current contract as of November 6, 2007:
Consideration
$6.70 per share in cash, without interest
Closing Conditions; MAE
No lease condition
No financing condition; BOA consent and waiver agreement has been signed
Rollover shareholders must perform their commitments
MAE language has been negotiated
Go-Shop
35 days with open go-shop provision (i.e., Topps)
Fiduciary-out Termination
Right
Subject to matching rights
– Catterton will have 5 business days to match
Break-up Fee
2.50% of equity value (plus expense reimbursement not to exceed 0.50%) during go-shop period or if deal is signed with an "excluded party"; 4.00% (plus expense reimbursement) otherwise
Reverse
Break-up Fee
4.00% of equity value (plus expense reimbursement)
Fund guarantee of obligations
No Vote Break-up Fee
1% of equity value
Shareholder Rollover
8.0 million shares (20.6% of basic shares outstanding)
Potential rollover shareholders:
Shares (mm) ($mm)
– Gary Friedman 1.0 $6.7
– Glenhill Advisors 3.6 24.1
– Reservoir Capital 2.1 14.1
– Palo Alto Investors 1.3 8.7
– Total 8.0 $53.6
Vardon Capital to agree to a cash investment equal in value to the value of 3.45mm shares

Financial Summary—Actual & Management Forecasts
Management
($ in millions)
Fiscal Year¹
2004A 2005A 2006A 2007E 2008E 2009E 2010E
Total Revenue $525.8 $581.7 $712.8 $744.9 $746.8 $812.6 $866.4
Revenue Growth 10.6% 22.5% 4.5% 0.3% 8.8% 6.6%
EBIT $4.1 $0.9 $10.6 ($4.6) $2.4 $17.4 $27.3
EBIT Margin 0.8% 0.2% 1.5% (0.6%) 0.3% 2.1% 3.2%
EBITDA $20.0 $20.5 $32.3 $17.9 $27.2 $42.0 $51.3
EBITDA Margin 3.8% 3.5% 4.5% 2.0% 3.6% 5.2% 5.9%
Net Income $1.7 ($29.3) 3.3 ($9.3) ($4.5) $4.4 $10.4
Net Income Margin 0.3% (5.0%) 0.5% (1.2%) (0.6%) 0.5% 1.2%
Capital Expenditures $13.4 $29.7 $15.2 $11.8 $21.5 $11.1 $11.5
Capital Expenditures/ Depreciation 74.4% 186.8% 70.4% 52.4% 87.0% 46.4% 50.4%
Notes:
1 Fiscal Year Ending January 31 of the following year

0.00
2.00
4.00
6.00
8.00
10.00
11/6/06 1/18/07 4/1/07 6/13/07 8/25/07 11/6/07
At Offer = $6.70
Stock Price Performance
As of November 6, 2007, Jefferson’s stock price closed at $2.60
Source:     FactSet
Moving Averages: Premium at $6.70:
Current Price:   $2.60 157.7%
30-Trading Days:   $3.10 116.4%
60-Trading Days: $3.20 109.6%
90-Trading Days: $3.72 80.0%

Market Trading Data For Selected Publicly Traded Retailers
1
Enterprise Value/ Enterprise Value/
Market Enterprise LTM FY07E FY08E LTM FY07E FY08E P/E P/E/G LT EPS LTM EBITDA
Cap Value Sales Sales Sales EBITDA EBITDA EBITDA FY07E FY08E FY07E FY08E Growth Margin
Company ($mm) ($mm) (x) (x) (x) (x) (x) (x) (x) (x) (x) (x) (%) (%)
Jefferson (Wall Street) @ Market ² 102 205 0.28 0.27 0.25 12.5 8.7 4.8 nm nm nm nm 33.8 2.3
Jefferson (Management ) @ Market ³ 102 205 0.28 0.28 0.27 12.5 11.5 7.5 nm nm nm nm 33.8 2.3
Jefferson (Wall Street ) @ $6.70 Bid² 267 371 0.51 0.49 0.44 22.5 15.6 8.6 nm nm nm nm 33.8 2.3
Jefferson (Management ) @ $6.70 Bid³ 267 371 0.51 0.50 0.50 22.5 20.7 13.6 nm nm nm nm 33.8 2.3
Home Furnishings / Improvement
Home Depot 50,801 59,420 0.66 0.75 0.74 5.5 6.3 6.2 11.6 12.5 0.9 1.0 12.4 12.1
Lowe's 36,566 40,845 0.85 0.83 0.77 6.3 6.5 6.1 12.4 12.0 0.8 0.8 15.1 13.5
Bed Bath & Beyond 8,604 8,020 1.16 1.12 1.01 7.7 7.7 7.0 14.4 13.4 1.0 0.9 15.1 15.0
Williams-Sonoma 3,224 3,194 0.84 0.80 0.76 6.8 6.7 6.3 15.6 14.3 1.1 1.0 14.4 12.4
Ethan Allen 898 967 0.96 0.93 0.89 6.6 6.5 6.3 11.5 10.8 1.3 1.2 8.7 14.6
Mean 0.89 0.89 0.83 6.6 6.7 6.4 13.1 12.6 1.0 1.0 13.1 13.5
Median 0.85 0.83 0.77 6.6 6.5 6.3 12.4 12.5 1.0 1.0 14.4 13.5
Other Specialty Retail - Large Cap
Best Buy 19,989 20,493 0.54 0.52 0.47 8.1 7.3 6.7 14.2 13.2 0.9 0.9 15.3 6.7
Staples 16,389 16,057 0.85 0.82 0.75 8.5 8.2 7.4 16.0 14.2 1.0 0.9 16.3 10.0
OfficeMax 2,047
2,367
4
0.26 0.26 0.25 5.1 5.0 4.6 11.5 10.2 0.7 0.7 15.4 5.1
Mean 0.55 0.53 0.49 7.2 6.9 6.2 13.9 12.5 0.9 0.8 15.6 7.3
Median 0.54 0.52 0.47 8.1 7.3 6.7 14.2 13.2 0.9 0.9 15.4 6.7
Other Specialty Retail - Mid Cap
Cabela's 1,220 1,667 0.74 0.70 0.58 8.4 7.3 6.0 12.9 11.0 0.9 0.7 15.1 8.9
Conn's 572 529 0.67 0.64 0.57 7.0 6.7 6.0 13.1 11.9 1.0 0.9 12.8 9.5
Jo-Ann Stores 426 568 0.30 0.30 0.29 7.9 6.3 5.5 27.4 17.8 1.8 1.2 15.0 3.8
hhgregg 545 683 0.61 0.55 0.44 9.2 9.0 7.5 17.9 13.5 0.9 0.6 20.8 6.7
A.C. Moore 333 310 0.53 0.52 0.47 10.9 10.1 7.3 28.2 17.1 1.3 0.8 22.2 4.9
Mean 0.57 0.54 0.47 8.7 7.9 6.5 19.9 14.2 1.2 0.9 17.2 6.8
Median 0.61 0.55 0.47 8.4 7.3 6.0 17.9 13.5 1.0 0.8 15.1 6.7
Overall High 1.16 1.12 1.01 10.9 10.1 7.5 28.2 17.8 1.8 1.2 22.2 15.0
Overall Mean 0.69 0.67 0.62 7.5 7.2 6.4 15.9 13.2 1.0 0.9 15.3 9.5
Overall Median 0.67 0.70 0.58 7.7 6.7 6.3 14.2 13.2 1.0 0.9 15.1 9.5
Overall Low 0.26 0.26 0.25 5.1 5.0 4.6 11.5 10.2 0.7 0.6 8.7 3.8
Source:  Company filings, press releases, earnings call transcripts, Jefferson Management Team and IBES mean estimates
Notes:
1    As of 11/6/07
2    Estimates are IBES mean estimates
3    Estimates provided by Jefferson Management Team
4   Adjusted to not include Securitized Timber Notes

Selected Precedent Transaction Statistics
Source:  Company filings, press releases and Jefferson Management Team
Notes:
1 Enterprise Value equal to diluted equity at transaction value plus total debt and minority interest minus cash and cash equivalents (all at book value)
2 Ares acquired 19.9% of the equity; precedent assumes exercise of option for additional 30.2% equity stake at $126.8mm, with equity value grossed up to 100% and enterprise value including revolver, CMBS and seller note to Sears
3 Offer price for Brookstone was revised from $20.50 down to $20.00 in July 2005 prior to closing due to weak financial results post transaction announcement; transaction reflects $20.00 price
Announcement
Date Acquiror Target
Enterprise
Value1
($mm)
LTM
Sales
(x)
LTM EBITDA
(x)
LTM
EBITDA
Margin (%)
Nov-06 Dick’s Sporting Goods Golf Galaxy 210 0.84 10.9 7.7
Jul-06 Leonard Green, Texas Pacific Group PETCO 1,815 0.89 8.9 10.0
Jun-06 Bain Capital, Blackstone Michaels Stores 5,604 1.52 11.0 13.8
May-06 PPR Sportsman Guide 256 0.88 14.3 6.1
Jan-06 Leonard Green & Partners The Sports Authority 1,372 0.55 8.3 6.7
Dec-05 Best Buy Pacific Sales Kitchen and Bath Centers 410 1.28 na na
Nov-05 Ares Management Orchard Supply Hardware
2
776
2
na na na
Nov-05 Apollo Management Linens 'n Things 1,284 0.48 9.1 5.3
Sep-05 Berkshire Partners, Weston Presido Party City 363 0.72 13.1 5.5
Apr -05 J.W. Childs, Osim International, Temasek Holdings Brookstone
3
402 0.80 8.5 9.4
Jun-03 Bed Bath & Beyond Christmas Tree Shops 200 0.54 na na
High
5,604
1.52 14.3 13.8
Mean
1,15 4
0.85 10. 5 8.1
Median
410
0.82 10.0 7.2
Low
200
0.4 8 8. 3 5.3
Jefferson @ $6.70 Bid
371 0.51 22.5 2.3

Discounted Cash Flow Analysis
Key Assumptions
Free cash flow through 2010 calculated from Jefferson
management projections
Discounted end-year cash flows
Assumed transaction date of 11/1/07
Terminal value calculated based on a multiple of 2010 EBITDA
Tax rate of 40.0%
Price Per Share
Enterprise Value Implied TEV/2007E EBITDA Multiple
Discount
Terminal Multiple
Rate 7.0x 8.0x 9.0x
16.0% $4.18 $5.00 $5.81
17.0%
$4.00 $4.79 $5.59
18.0% $3.82 $4.60 $5.37
Discount
Terminal Multiple
Rate 7.0x 8.0x 9.0x
16.0%
16.5x 18.2x 20.0x
17.0% 16.1x 17.8x 19.5x
18.0% 15.7x 17.4x 19.0x
Discount
Terminal Multiple
Rate 7.0x 8.0x 9.0x
16.0% $294 $326 $358
17.0%
$287 $318 $349
18.0% $281 $311 $341

Discounted Cash Flow Summary
Discounted Cash Flows¹
Projected FYE²
($mm) 2007 Q4E 2008E 2009E 2010E
EBITDA $29.7 $27.2 $42.0 $51.3
Less: Depreciation & Amortization 5.9 24.8 24.6 24.0
EBIT $23.9 $2.4 $17.4 $27.3
Less: Taxes @ 40.0% 9.6 1.0 7.0 10.9
NOPAT $14.3 $1.5 $10.5 $16.4
Plus: Depreciation & Amortization 5.9 24.8 24.6 24.0
Less: Capital Expenditures (1.0) (21.5) (11.1) (11.5)
Plus: Changes in Deferred Taxes³ -- -- 4.0 --
(Increase) / Decrease in Working Capital 15.9 0.2 (3.9) (0.1)
UNLEVERED FREE CASH FLOW $35.0 $4.9 $24.0 $28.8
Notes:
1    Calculated from Jefferson management projections
2    Fiscal Year Ending January 31 of the following year
3 $4 million ($10mm * 40%) tax benefit based on $10 million in NOLs from prior years

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